Exhibit 99.1
NeoGenomics Reports Fourth Quarter and
Full Year 2025 Results
Full year revenue increased 10% to $727 million;
Full year clinical revenue grew 15%, or 13% excluding the Pathline acquisition;
Successfully resolved RaDaR ST patent litigation

Fort Myers, Florida, (February 17, 2026) - NeoGenomics, Inc. (Nasdaq: NEO) (the “Company”), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced its fourth-quarter and full year results for the period ended December 31, 2025.

Fourth Quarter and Full Year 2025 Highlights

•Fourth quarter consolidated revenue increased 11% to $190 million; Full year consolidated revenue increased 10% to $727 million

•Fourth quarter net loss decreased 36% to $10 million; Full year net loss increased 37% to $108 million

•Fourth quarter adjusted EBITDA(1) increased 13% to positive $13 million; Full year adjusted EBITDA increased 9% to positive $43 million

“We ended 2025 on a strong note, delivering double-digit revenue growth in the fourth quarter on the strength of our clinical volumes and ongoing mix shift toward higher value tests,” stated Tony Zook, CEO of NeoGenomics. “Notably, NGS grew 23% in Q4 and 22% for the full year, both well ahead of the market growth rate, reflecting our ability to successfully pull innovation through the community channel, where we enjoy a leadership position and where approximately 80% of all cancer care is delivered today.”
“Looking ahead, the imminent clinical launch of our RaDaR ST MRD assay further enhances our menu of advanced tests and allows us to address the $20+ billion molecular residual disease monitoring market. And while we anticipate modest revenue contribution from MRD in 2026, we believe the longer-term opportunity, in 2027 and beyond, is substantial. We believe RaDaR ST, together with our PanTracer family of therapy selection solutions, will be a key driver of our revenue growth over the long term. We envision a world where every cancer treatment decision is as personal as the patient, and this drives what we do every day. I am pleased with our progress in 2025 and excited about our current momentum.”
Fourth Quarter Results
Consolidated revenue for the fourth quarter of 2025 was $190 million, an increase of 11% over the same period in 2024. Average revenue per clinical test (“revenue per test”) increased by 5% to $488 with 7% growth excluding recently acquired Pathline tests. This increase reflects a shift towards higher value tests, including NGS, and the positive impact of strategic reimbursement initiatives.
Consolidated gross profit for the fourth quarter of 2025 was $83 million, an increase of 8% compared to the fourth quarter of 2024. This increase was primarily due to an increase in revenue partially offset by higher compensation and benefit costs, and an increase in supplies costs. Consolidated gross profit margin(1), including amortization of acquired intangible assets and stock-based compensation expense, was 43.8%. Adjusted Gross Profit Margin(1), excluding amortization of acquired intangible assets and stock-based compensation expense, was 46.4%.
Operating expenses for the fourth quarter of 2025 remained relatively flat at $97 million compared to the fourth quarter of 2024. Operating expenses included higher compensation and benefit costs offset by a decrease in restructuring charges due to the completion of the restructuring program in 2024.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 2
Net loss for the quarter was $10 million compared to net loss of $15 million for the fourth quarter of 2024.
Adjusted EBITDA(1) was positive $13 million compared to positive $12 million in the fourth quarter of 2024. Adjusted Net Income(1) was $8 million compared to Adjusted Net Income(1) of $6 million in the fourth quarter of 2024.
Cash and cash equivalents totaled $160 million at quarter end.
Full Year Results
Consolidated revenue for 2025 was $727 million, an increase of 10% over 2024. This increase primarily reflects an increase in test volumes, a shift towards higher value tests, and the positive impact of strategic reimbursement initiatives. Revenues from the Pathline acquisition also contributed to revenue growth, which was partially offset by lower non-clinical revenue due to macro trends in the pharmaceutical and biotech industries, and a less favorable test mix. Net loss for 2025 was $108 million compared to net loss of $79 million in 2024. Adjusted EBITDA(1) for 2025 was positive $43 million compared to positive $40 million in 2024. Adjusted net income(1) for 2025 was $15 million compared to adjusted net income(1) of $14 million in 2024.
(1) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
2026 Financial Guidance
The Company issued its full-year 2026 guidance(2) (in millions):

	FY 2025	FY 2026 Guidance		YOY % Change from FY 2025
	Actual	Low	High	Low	High
Consolidated revenue	$727	$793	$801	9%	10%
Net loss	$(108)	$(63)	$(50)	42%	54%
Adjusted EBITDA	$43	$55	$57	27%	31%
(2) The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
Conference Call
The Company has scheduled a webcast and conference call to discuss its fourth quarter and full year 2025 results on Tuesday, February 17, 2026 at 8:30 a.m. Eastern Time. To access the live call via telephone, interested investors should dial (888) 506-0062 (domestic) or (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 825997. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.
We routinely post information that may be important to investors on our website at https://www.neogenomics.com.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 3
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements include statements regarding the Company’s strategy, future operations, future financial position, future revenues, projected costs and capital expenditures, prospects and plans, estimates of market size and position, and objectives of Management. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
Kendra Sweeney
kendra.sweeney@neogenomics.com

Media Contact
Andrea Sampson
asampson@sampsonprgroup.com

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 4
NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	As of December 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$159,618	$367,012
Marketable securities, at fair value	—	19,832
Accounts receivable, net	159,242	150,540
Inventories	28,566	26,748
Prepaid assets	21,443	20,165
Other current assets	7,417	11,722
Total current assets	376,286	596,019
Property and equipment (net of accumulated depreciation of $209,057 and $189,990, respectively)	84,834	94,103
Operating lease right-of-use assets	78,444	79,583
Intangible assets, net	286,528	339,681
Goodwill	524,344	522,766
Other assets	9,394	5,886
Total non-current assets	983,544	1,042,019
Total assets	$1,359,830	$1,638,038
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$83,524	$97,083
Current portion of operating lease liabilities	4,776	3,381
Current portion of convertible senior notes, net	—	200,777
Total current liabilities	88,300	301,241
Long-term liabilities
Operating lease liabilities	62,822	60,841
Convertible senior notes, net	341,858	340,335
Deferred income tax liabilities, net	18,219	21,510
Other long-term liabilities	12,069	11,772
Total long-term liabilities	434,968	434,458
Total liabilities	523,268	735,699
Stockholders’ equity
Total stockholders’ equity	836,562	902,339
Total liabilities and stockholders’ equity	$1,359,830	$1,638,038
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 5
NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
NET REVENUE	$190,170	$172,000	$727,332	$660,566

COST OF REVENUE	106,827	94,743	413,039	370,466

GROSS MARGIN	83,343	77,257	314,293	290,100
Operating expenses:
General and administrative	63,509	63,643	273,337	259,737
Research and development	9,179	7,969	37,077	31,159
Sales and marketing	23,443	22,339	92,007	84,652
Restructuring charges	—	1,707	—	6,658
Impairment charges	626	—	27,753	—
Total operating expenses	96,757	95,658	430,174	382,206
LOSS FROM OPERATIONS	(13,414)	(18,401)	(115,881)	(92,106)
Interest income	(1,523)	(4,328)	(9,070)	(18,427)
Interest expense	599	1,624	3,753	6,617
Other (income) expense, net	(84)	431	(296)	379
Loss before taxes	(12,406)	(16,128)	(110,268)	(80,675)
Income tax benefit	(2,525)	(804)	(2,243)	(1,949)
NET LOSS	$(9,881)	$(15,324)	$(108,025)	$(78,726)

NET LOSS PER SHARE
Basic	$(0.08)	$(0.12)	$(0.84)	$(0.62)
Diluted	$(0.08)	$(0.12)	$(0.84)	$(0.62)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	128,648	127,160	128,101	126,658
Diluted	128,648	127,160	128,101	126,658
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 6
NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(108,025)	$(78,726)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	36,072	39,101
Amortization of intangibles	31,752	33,446
Stock-based compensation	41,316	33,413
Non-cash operating lease expense	6,752	8,926
Amortization of convertible debt discount	1,910	2,725
Amortization of debt issuance costs	87	189
Loss (gain) on disposal of assets, net	31	(49)
Impairment charges	27,753	—
Impairment of long-lived assets	—	450
Other adjustments	(323)	178
Changes in assets and liabilities, net:	(32,095)	(32,630)
Net cash provided by operating activities	$5,230	$7,023
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of marketable securities	20,060	53,916
Purchases of property and equipment	(27,008)	(41,061)
Proceeds from assets held for sale, net of closing costs	2,066	—
Business acquisitions, net of cash acquired	(6,454)	—
Purchase of convertible note	(500)	—
Purchase of equity securities	(500)	—
Net cash (used in) provided by investing activities	$(12,336)	$12,855
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock, net	962	4,646
Repayment of convertible debt	(201,250)	—
Net cash (used in) provided by financing activities	$(200,288)	$4,646
Net change in cash and cash equivalents	$(207,394)	$24,524
Cash and cash equivalents, beginning of year	$367,012	$342,488
Cash, cash equivalents and restricted cash, end of year	$159,618	$367,012

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 7
Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, in order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results and may exclude items that are significant to understanding and assessing the Company's financial results. Therefore, should not be considered measures of liquidity or considered in isolation or as an alternative to other measures of the Company's profitability or performance under GAAP. The Company's presentation of non-GAAP financial measures is unlikely to be comparable to similarly-titled non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Financial Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income, (ii) interest expense, (iii) tax (benefit) or expense, (iv) depreciation and amortization expense, (v) stock-based compensation expense, and, if applicable in a reporting period, (vi) CEO transition costs, (vii) acquisition and integration related expenses, (viii) restructuring charges, (ix) impairment charges, (x) intellectual property (“IP”) litigation costs, and (xi) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization of acquired intangible assets, and (ii) stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) amortization of intangible assets, (ii) stock-based compensation expense, and, if applicable in a reporting period, (iii) CEO transition costs, (iv) acquisition and integration related expenses, (v) restructuring charges, (vi) impairment charges, (vii) IP litigation costs, and (viii) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
The following tables present reconciliations of the Company’s non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 8
Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
NET LOSS	$(9,881)	$(15,324)	$(108,025)	$(78,726)
Adjustments to net loss
Interest income	(1,523)	(4,328)	(9,070)	(18,427)
Interest expense	599	1,624	3,753	6,617
Income tax benefit	(2,525)	(804)	(2,243)	(1,949)
Depreciation	8,763	9,827	36,072	39,101
Amortization of intangibles	7,632	8,361	31,752	33,446
EBITDA (non-GAAP)	3,065	(644)	(47,761)	(19,938)
Further adjustments to EBITDA:
CEO transition costs(1)	351	330	3,500	330
Acquisition and integration related expenses(2)	1,090	—	7,266	—
Stock-based compensation	8,042	8,328	41,316	33,413
Restructuring charges	—	1,707	—	6,658
Impairment charges(3)	626	—	27,753	—
IP litigation costs(4)	206	1,397	11,283	13,753
Other significant expenses, net(5)	—	755	—	5,392
Adjusted EBITDA (non-GAAP)	$13,380	$11,873	$43,357	$39,608
_________________
(1) For the three months ended December 31, 2025, CEO transition costs include executive retention costs. For the year ended December 31, 2025, CEO transition costs include severance costs, executive retention costs, and executive search costs. For the three months and year ended December 31, 2024, CEO transition costs include executive search costs.
(2) For the three months and year ended December 31, 2025, acquisition and integration related expenses include consulting and legal fees, severance costs, and employee retention costs. There were no such costs for the three months and year ended December 31, 2024.
(3) For the three months ended December 31, 2025, impairment charges include a loss on the sale of Trapelo Health, LLC assets. For the year ended December 31, 2025, impairment charges include losses from InVisionFirst®-Lung intangible asset impairment and inventory write-off, and an impairment loss on the sale of Trapelo Health, LLC assets. There were no such costs for the three months and year ended December 31, 2024.
(4) For the three months ended December 31, 2025, IP litigation costs include legal fees. For the year ended December 31, 2025, IP litigation costs include a legal fees and a settlement payment. For the three months ended December 31, 2024, IP litigation costs include legal fees. For the year ended December 31, 2024, IP litigation costs include legal fees and a settlement payment.
(5) For the three months ended December 31, 2024, other significant (income) expenses, net, includes site closure costs. For the year ended December 31, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. There were no such costs for the three months and year ended December 31, 2025.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 9
Reconciliation of Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(Unaudited, dollars in thousands)

	Three Months Ended December 31,			Years Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Consolidated:
Total revenue (GAAP)	$190,170	$172,000	10.6%	$727,332	$660,566	10.1%

Cost of revenue (GAAP)	$106,827	$94,743	12.8%	$413,039	$370,466	11.5%
Adjustments to cost of revenue(1)	(4,964)	(5,292)		(20,353)	(21,127)
Adjusted cost of revenue (non-GAAP)	$101,863	$89,451	13.9%	$392,686	$349,339	12.4%

Gross profit (GAAP)	$83,343	$77,257	7.9%	$314,293	$290,100	8.3%
Adjusted gross profit (non-GAAP)	$88,307	$82,549	7.0%	$334,646	$311,227	7.5%

Gross profit margin (GAAP)	43.8%	44.9%		43.2%	43.9%
Adjusted gross profit margin (non-GAAP)	46.4%	48.0%		46.0%	47.1%
_________________
(1) Cost of revenue adjustments for the three months ended December 31, 2025 includes $4.6 million of amortization of acquired intangible assets and $0.3 million of stock-based compensation. Cost of revenue adjustments for the three months ended December 31, 2024 includes $4.9 million of amortization of acquired intangible assets and $0.4 million of stock-based compensation. Cost of revenue adjustments for the year ended December 31, 2025 includes $18.9 million of amortization of acquired intangible assets and $1.4 million of stock-based compensation. Cost of revenue adjustments for the year ended December 31, 2024 includes $19.6 million of amortization of acquired intangible assets and $1.4 million of stock-based compensation.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 10
Reconciliation of GAAP Net Loss to Non- GAAP Adjusted Net Loss and
GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net loss (GAAP)	$(9,881)	$(15,324)	$(108,025)	$(78,726)
Adjustments to net loss:
Amortization of intangibles	7,632	8,361	31,752	33,446
CEO transition costs(1)	351	330	3,500	330
Acquisition and integration related expenses(2)	1,090	—	7,266	—
Stock-based compensation expense	8,042	8,328	41,316	33,413
Restructuring charges	—	1,707	—	6,658
Impairment charges(3)	626	—	27,753	—
IP litigation costs(4)	206	1,397	11,283	13,753
Other significant expenses, net(5)	—	755	—	5,392
Adjusted net income (non-GAAP)	$8,066	$5,554	$14,845	$14,266

Net loss per diluted share (GAAP)
Diluted EPS	$(0.08)	$(0.12)	$(0.84)	$(0.62)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.06	0.07	0.25	0.26
CEO transition costs(1)	—	—	0.03	—
Acquisition and integration related expenses(2)	0.01	—	0.06	—
Stock-based compensation expense	0.06	0.07	0.32	0.26
Restructuring charges	—	0.01	—	0.05
Impairment charges(3)	—	—	0.22	—
IP litigation costs(4)	—	0.01	0.09	0.11
Other significant expenses, net(5)	—	0.01	—	0.05
Rounding and impact of diluted shares in adjusted diluted share(6)	0.01	(0.01)	(0.01)	—
Adjusted diluted EPS (non-GAAP)	$0.06	$0.04	$0.12	$0.11

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	128,648	127,160	128,101	126,658
Dilutive effect of options, restricted stock, and converted shares(7)(8)	—	—	—	—
Adjusted diluted shares outstanding (non-GAAP)	128,648	127,160	128,101	126,658
_________________
(1) For the three months ended December 31, 2025, CEO transition costs include executive retention costs. For the year ended December 31, 2025, CEO transition costs include severance costs, executive retention costs, and executive search costs. For the three months and year ended December 31, 2024, CEO transition costs include executive search costs.
(2) For the three months and year ended December 31, 2025, acquisition and integration related expenses include consulting and legal fees, severance costs, and employee retention costs. There were no such costs for the three months and year ended December 31, 2024.
(3) For the three months ended December 31, 2025, impairment charges include a loss on the sale of Trapelo Health, LLC assets. For the year ended December 31, 2025, impairment charges include losses from InVisionFirst®-Lung intangible asset impairment and inventory write-off, and an impairment loss on the sale of Trapelo Health, LLC assets. There were no such costs for the three months and year ended December 31, 2024.
(4) For the three months ended December 31, 2025, IP litigation costs include legal fees. For the year ended December 31, 2025, IP litigation costs include a legal fees and a settlement payment. For the three months ended December 31, 2024, IP litigation costs include legal fees. For the year ended December 31, 2024, IP litigation costs include legal fees and a settlement payment.
(5) For the three months ended December 31, 2024, other significant (income) expenses, net, includes site closure costs. For the year ended
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 11
December 31, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. There were no such costs for the three months and year ended December 31, 2025.
(6) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(7) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(8) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 12
Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(Unaudited, in thousands, except per share amounts)
GAAP net loss in 2026 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) stock-based compensation, and (iii) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.
The following table reconciles the Company’s 2026 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2026
	Low Range	High Range
Net loss (GAAP)	$(63,000)	$(50,000)
Amortization of intangibles	30,000	30,000
Stock-based compensation	43,000	40,000
Other one-time expenses	11,000	7,000
Adjusted net income (non-GAAP)	21,000	27,000
Interest and taxes	(5,000)	(6,000)
Depreciation	39,000	36,000
Adjusted EBITDA (non-GAAP)	$55,000	$57,000

Net loss per diluted share (GAAP)	$(0.48)	$(0.38)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.23	0.23
Stock-based compensation	0.33	0.31
Other one-time expenses	0.08	0.05
Rounding and impact of diluted shares in adjusted diluted shares(1)	—	—
Adjusted diluted EPS(2) (non-GAAP)	$0.16	$0.21

Weighted average assumed shares outstanding in 2026:
Diluted shares (GAAP)	130,000	130,000
Options, restricted stock, and converted shares not included in diluted shares(2)	—	—
Adjusted diluted shares outstanding (non-GAAP)	130,000	130,000
_________________
(1) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(2) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

Page | 13
Supplemental Information
Clinical Tests Performed and Revenue
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Clinical including Pathline(1):
Number of tests performed	356,136	321,679	10.7%	1,399,703	1,248,740	12.1%
Average revenue/test	$488	$465	4.9%	$471	$457	3.1%

Clinical excluding Pathline(2):
Number of tests performed	342,586	321,679	6.5%	1,358,969	1,248,740	8.8%
Average revenue/test	$496	$465	6.7%	$476	$457	4.2%
_________________
(1) Excludes tests and revenue related to non-clinical activity.
(2) Excludes tests and revenue related to Pathline and non-clinical activity.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912